UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): January 31, 2007

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Washington	000-50362	87-0700148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington	98402
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (253) 926-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On January 31, 2007, Rainier Pacific Financial Group, Inc. issued its earnings release for the year and quarter ended December 31, 2006. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (c)       Exhibits

        99.1    Press Release of Rainier Pacific Financial Group, Inc. dated January 31, 2007.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                             RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: January 31, 2007                                          /s/ John A. Hall
                                                                             John A. Hall
                                                                             President and Chief Executive Officer
                                                                             (Principal Executive Officer)

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EXHIBIT 99.1

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                                                                                                                For more information, contact:
                                                                                                                John Hall: (253) 926-4007
                                                                                                                jhall@rainierpac.com
**For Immediate Release**                                                                                 or
                                                                                                                Vic Toy: (253) 926-4038
                                                                                                                 vtoy@rainierpac.com

  Rainier Pacific Financial Group, Inc.
Reports Fourth Quarter and Annual Earnings

Tacoma, Washington - January 31, 2007 - Rainier Pacific Financial Group, Inc. (the "Company") (NASDAQ GM: RPFG) announced today its fourth quarter and annual results for the periods ending December 31, 2006. Net income for the quarter ended December 31, 2006 was $874,000, or $0.15 per diluted share, compared to net income of $680,000, or $0.11 per diluted share, for the same period in 2005. For the year ended December 31, 2006, the Company's net income was $3.0 million, or $0.50 per diluted share, compared to $2.7 million, or $0.43 per diluted share, for the same period in 2005.

The Company's revenue (i.e., net interest income before provisions for loan losses plus non-interest income) for the quarter and year ended December 31, 2006 was $8.5 million and $33.9 million, respectively, compared to $7.9 million and $31.7 million for the respective periods ended December 31, 2005. Net interest income before the provision for loan losses for the quarter ended December 31, 2006 was $6.2 million, compared to $6.1 million for the same period a year ago. The slight increase in net interest income was due to an increase in interest-earning assets, partially offset by a lower net interest margin. For the year ended December 31, 2006, net interest income was $25.0

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million, compared to $24.4 million in the previous fiscal year. For the quarter ended December 31, 2006, the Company's net interest margin was 2.92%, compared to 2.96% for the quarter ended September 30, 2006, and 3.06% for the quarter ended December 31, 2005. The yield on the Company's interest-earning assets was 6.63% for the quarter ended December 31, 2006, compared to 6.60% and 5.93% for the quarters ended September 30, 2006 and December 31, 2005, respectively. For the quarter ended December 31, 2006, the Company's cost of interest-bearing liabilities was 4.10%, compared to 4.01% and 3.17% for the quarters ended September 30, 2006 and December 31, 2005, respectively, as a result of higher short-term market rates and strong competition for deposit funds.

Non-interest income was $2.3 million for the quarter ended December 31, 2006, compared to $1.8 million for the same quarter in 2005. Non-interest income was $8.9 million for the year ended December 31, 2006, a $1.6 million increase or 21.9% higher than the $7.3 million for the year ended December 31, 2005. The increase in non-interest income for the quarter and year was primarily the result of additional revenue generated by the two insurance agency businesses that were acquired by the Company on January 3, 2006. Insurance service fee income increased $341,000 to $499,000 in the fourth quarter of 2006, compared to $158,000 for the same quarter in 2005, and increased by $1.5 million to $2.1 million for the year ended December 31, 2006 compared to $597,000 for the year ended December 31, 2005.

The Company's provision for loan losses was $150,000 for the quarter ended December 31, 2006, unchanged from the provision made for the quarters ended September 30, 2006 and December 31, 2005. For the fiscal year ended December 31, 2006, the provision for loan losses was $600,000,

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compared to $750,000 for fiscal year 2005, as loan quality remained very good throughout fiscal 2006.

Non-interest expense was $7.0 million for the quarter ended December 31, 2006, compared to $6.7 million for the same quarter in 2005. For the year ended December 31, 2006, non-interest expense was $28.7 million, an increase of 6.7% from $26.9 million for the year ended December 31, 2005. The $1.8 million increase in non-interest expense was primarily attributable to increased compensation and benefits costs associated with the employees hired in connection with the two insurance agency acquisitions, the expensing of previously granted stock options to employees and directors, as well as additional operating costs related to the July opening of the Bank's fourteenth full-service branch in the Federal Way Crossings retail center.

At December 31, 2006, the Company's total assets were $902.7 million, reflecting an increase of $31.9 million, or 3.7%, from $870.8 million at December 31, 2005. Total shareholders' equity at December 31, 2006 was $87.8 million, compared to $84.7 million at December 31, 2005.

The Company's book value and tangible book value per share as of December 31, 2006 were $14.33 and $13.79 per share, respectively, based upon 6,129,511 outstanding shares of common stock. The number of outstanding shares includes 157,597 restricted shares granted to participants under the Company's 2004 Management Recognition Plan that have not yet vested and excludes 458,159 of unallocated shares held by the Rainier Pacific 401(k) Employee Stock Ownership Plan.

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In the fourth quarter ended December 31, 2006, the Company purchased and retired 30,000 shares of its outstanding shares of common stock at an average price of $18.55 per share. During the year ended December 31, 2006, the Company repurchased and retired 100,477 shares of its common stock at an average price of $16.92. At December 31, 2006, the Company had the authority to purchase an additional 240,620 shares of common stock under its currently approved stock repurchase program.

Total loans increased to $639.4 million at December 31, 2006, up $10.7 million, or 1.7%, and $56.5 million, or 9.7%, from $628.7 million at September 30, 2006 and $582.9 million at December 31, 2005, respectively. For the quarter ended December 31, 2006, the yield on loans was 7.19%, compared to 7.22% and 6.72% for the quarters ended September 30, 2006 and December 31, 2005, respectively. At December 31, 2006, the loan portfolio consisted of 30.6% commercial real estate loans, 25.5% multi-family real estate loans, 12.8% single-family real estate loans, 12.5% real estate construction loans, 9.9% consumer loans, 6.7% home equity loans, and 2.0% commercial business loans.

The Company sold $7.6 million of single-family fixed-rate real estate loans and generated net gains of $203,000 during the quarter ended December 31, 2006, compared to $1.2 million and net gains of $56,000 during the same period in 2005. For the year, the Company sold $19.6 million of single-family loans, compared to $34.2 million during the same period in 2005. The loan sales during the year ended December 31, 2006 generated net gains of $278,000, compared to $494,000 generated on loan sales for the year ended December 31, 2005. The portfolio of loans serviced for others was $110.3 million at December 31, 2006, compared to $106.7 million at December 31, 2005. The lower

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loan sales and gains in 2006 were due to a decline in single-family real estate loan originations compared to 2005.

Total loan originations during the quarter ended December 31, 2006 were $52.4 million, compared to $70.8 million for the same period in 2005 and also for the quarter ended September 30, 2006. The Company continued to focus on generating multi-family real estate, commercial real estate, and real estate construction loans; and originated $37.5 million of new loans in these categories during the fourth quarter of 2006, compared to $55.2 million for the same period one year ago. Total loan originations for the year ended December 31, 2006 were $227.3 million, compared to the $248.8 million of loan originations during the prior year. During the year ended December 31, 2006, the Company originated a total of $159.7 million in multi-family real estate, commercial real estate, and real estate construction loans, compared to $177.0 million during the prior year.

The loan portfolio credit quality remained good during the fourth quarter. Net charge-offs were $282,000 for the quarter ended December 31, 2006, compared to $145,000 for the quarter ended September 30, 2006 and $282,000 for the quarter ended December 31, 2005. Net charge-offs for the year ended December 31, 2006 were $914,000, compared to $1.1 million for the year ended December 31, 2005. Loans more than 30 days delinquent as a percentage of total loans were 0.28% at December 31, 2006, compared to 0.24% at September 30, 2006 and 0.28% at December 31, 2005. Non-performing loans (i.e., loans 90 days or more past due or non-accrual loans) were $241,000, or 0.04% of total loans, at December 31, 2006; compared to $194,000, or 0.03% of total loans, at September 30, 2006; and $114,000, or 0.02% of total loans, at December 31, 2005. Non-performing assets were $274,000, or 0.03% of total assets, at December 31, 2006; compared to $202,000, or

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0.02% of total assets, at September 30, 2006; and $141,000, or 0.02% of total assets, at December 31, 2005. The allowance for loan losses totaled $8.3 million at December 31, 2006, representing an allowance to total loans ratio of 1.30%, compared to $8.4 million, or 1.34%, at September 30, 2006, and $8.6 million, or 1.47%, at December 31, 2005.

The Company's investment securities portfolio at December 31, 2006 was $197.8 million (excluding $13.7 million in Federal Home Loan Bank of Seattle stock holdings), a decrease of $5.6 million compared to $203.4 million at September 30, 2006, and was lower than the $225.7 million portfolio at December 31, 2005. The decrease in the investment securities portfolio during the quarter was primarily attributed to maturing securities and repayment of mortgage-backed-securities. These maturities and repayments have been primarily used to fund new loan originations.

Total deposits were $457.4 million at December 31, 2006, compared to $458.5 million at September 30, 2006, and were $19.4 million higher than the $438.0 million at December 31, 2005. Core deposits (comprised of checking, savings, money market, and individual retirement accounts) totaled $220.4 million, or 48.2% of total deposits, as of December 31, 2006. Brokered deposit balances were $50.9 million at December 31, 2006, compared to $44.4 million at September 30, 2006 and $52.2 million at December 31, 2005. For the quarter ended December 31, 2006, the average cost of deposits was 3.80%, compared to 3.67% for the quarter ended September 30, 2006, and 2.65% for the quarter ended December 31, 2005. The increased cost of deposits was the result of rising short-term interest rates and enhanced competition for deposits in our local market.

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"Despite a challenging competitive and interest rate environment, we made good progress during the year to reposition the Bank's loan portfolio mix with a focus on continuing to grow construction, commercial real estate, and home equity loan portfolios. Additionally, we successfully increased the Bank's level of recurring non-interest income as one of our primary operating strategies. In 2007, we anticipate the interest rate environment to continue to challenge the Bank's net interest margin. However, our focus on improving operating efficiencies and growing the core business is expected to result in improved profitability in the coming year," said John A. Hall, President and CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington-based state-chartered savings bank operating 14 full-service locations in the Tacoma-Pierce County and City of Federal Way market areas.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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Rainier Pacific Financial Group, Inc. & Subsidiary
 Consolidated Statements of Condition
(Dollars in Thousands)

	At December 31,	At September 30,	At December 31,
	2006	2006	2005
ASSETS
Cash and cash equivalents	$ 11,847	$ 11,964	$ 9,955
Interest-bearing deposits with banks	57	2,782	3,836
Securities available-for-sale	145,110	148,617	144,212
Securities held-to-maturity (fair value of $51,589 at December 31, 2006; $53,638 at September 30, 2006; and $79,885 at December 31, 2005)	52,652	54,811	81,497
Federal Home Loan Bank ("FHLB") stock, at cost	13,712	13,712	13,712

Loans	639,378	628,707	582,894
Less: allowance for loan losses	(8,283)	(8,414)	(8,597)
Loans, net	631,095	620,293	574,297

Premises and equipment, net	34,383	35,094	34,307
Accrued interest receivable	4,177	4,154	3,861
Other assets	9,664	9,648	5,166

TOTAL ASSETS	$902,697	$901,075	$870,843

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$ 33,722	$ 32,205	$ 31,065
Interest-bearing	423,703	426,289	406,965
Total Deposits	457,425	458,494	438,030

Borrowed funds	345,395	341,670	340,240
Corporate drafts payable	3,537	5,778	2,977
Accrued compensation and benefits	2,397	2,347	1,958
Other liabilities	6,113	6,041	2,928

TOTAL LIABILITIES	814,867	814,330	786,133

SHAREHOLDERS' EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,587,670 shares issued and 5,971,913 shares outstanding at December 31, 2006; 6,617,670 shares issued and 5,969,049 shares outstanding at September 30, 2006; and 6,690,847 shares issued and 5,940,502 shares outstanding at December 31, 2005	50,038	49,864	49,598
Unearned Employee Stock Ownership Plan ("ESOP") shares	(4,582)	(4,751)	(5,261)
Accumulated other comprehensive loss, net of tax	(806)	(1,071)	(1,441)
Retained earnings	43,180	42,703	41,814

TOTAL SHAREHOLDERS' EQUITY	87,830	86,745	84,710
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$902,697	$901,075	$870,843

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Rainier Pacific Financial Group, Inc. & Subsidiary
 Consolidated Statements of Income
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
INTEREST INCOME
Loans	$ 11,427	$ 9,532	$ 43,040	$ 35,022
Securities available-for-sale	2,095	1,509	8,212	4,816
Securities held-to-maturity	581	765	2,663	3,199
Interest-bearing deposits	11	29	295	58
FHLB stock dividends	14	-	14	54
Total interest income	14,128	11,835	54,224	43,149
INTEREST EXPENSE
Deposits	4,065	2,591	14,220	7,462
Borrowed funds	3,888	3,157	15,020	11,275
Total interest expense	7,953	5,748	29,240	18,737
Net interest income	6,175	6,087	24,984	24,412
PROVISION FOR LOAN LOSSES	150	150	600	750
Net interest income after provision for loan loss	6,025	5,937	24,384	23,662
NON-INTEREST INCOME
Deposit service fees	887	888	3,520	3,709
Loan service fees	330	285	1,188	1,008
Insurance service fees	499	158	2,078	597
Investment service fees	94	125	557	509
Real estate lease income	298	247	1,139	629
Gain (loss) on sale of securities, net	-	-	3	(2)
Gain on sale of loans, net	203	56	278	494
Gain on sale of premises and equipment, net	-	65	7	349
Other operating income	24	7	110	33
Total non-interest income	2,335	1,831	8,880	7,326
NON-INTEREST EXPENSE
Compensation and benefits	3,785	3,530	15,784	14,276
Office operations	1,164	1,344	5,155	5,464
Occupancy	687	613	2,628	2,140
Loan servicing	143	147	529	510
Outside and professional services	354	339	1,301	1,360
Marketing	219	215	946	1,032
Other operating expenses	663	549	2,367	2,124
Total non-interest expense	7,015	6,737	28,710	26,906

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	1,345	1,031	4,554	4,082

PROVISION FOR FEDERAL INCOME TAX	471	351	1,594	1,389

NET INCOME	$ 874	$ 680	$ 2,960	$ 2,693

EARNINGS PER COMMON SHARE
Basic	$ 0.15	$ 0.11	$ 0.50	$ 0.44
Diluted	$ 0.15	$ 0.11	$ 0.50	$ 0.43
Weighted average shares outstanding - Basic	5,958,304(1)	5,968,175(2)	5,941,336(1)	6,164,771(2)
Weighted average shares outstanding - Diluted	6,022,936	5,996,923	5,961,603	6,202,420

(1)   Weighted average shares outstanding - Basic includes 165,203 vested and ratably earned shares of the 322,800 restricted shares granted and issued under the 2004
       Management Recognition Plan ("MRP"), net of forfeited shares.
(2)   Weighted average shares outstanding - Basic includes 101,210 vested and ratably earned shares of the 325,500 restricted shares granted and issued under the MRP, net of forfeited shares.

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Rainier Pacific Financial Group, Inc. & Subsidiary
 Consolidated Statements of Income
(Dollars in Thousands, except per share data)

	Three Months Ended
	December 31, 2006	September 30, 2006	June 30, 2006	March 31, 2006
INTEREST INCOME
Loans	$ 11,427	$ 11,206	$ 10,414	$ 9,993
Securities available-for-sale	2,095	2,187	2,005	1,925
Securities held-to-maturity	581	617	723	742
Interest-bearing deposits	11	168	52	64
FHLB stock dividends	14	-	-	-
Total interest income	14,128	14,178	13,194	12,724
INTEREST EXPENSE
Deposits	4,065	3,879	3,277	2,999
Borrowed funds	3,888	3,986	3,821	3,325
Total interest expense	7,953	7,865	7,098	6,324
Net interest income	6,175	6,313	6,096	6,400
PROVISION FOR LOAN LOSSES	150	150	150	150
Net interest income after provision for loan loss	6,025	6,163	5,946	6,250
NON-INTEREST INCOME
Deposit service fees	887	932	897	804
Loan service fees	330	308	290	260
Insurance service fees	499	545	518	516
Investment service fees	94	179	163	121
Real estate lease income	298	277	281	283
Gain on sale of securities, net	-	3	-	-
Gain on sale of loans, net	203	23	46	6
Gain on sale of premises and equipment, net	-	7	-	-
Other operating income	24	29	27	30
Total non-interest income	2,335	2,303	2,222	2,020
NON-INTEREST EXPENSE
Compensation and benefits	3,785	3,935	4,034	4,030
Office operations	1,164	1,385	1,308	1,298
Occupancy	687	666	635	640
Loan servicing	143	125	144	117
Outside and professional services	354	291	237	419
Marketing	219	276	222	229
Other operating expenses	663	633	523	548
Total non-interest expense	7,015	7,311	7,103	7,281

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	1,345	1,155	1,065	989

PROVISION FOR FEDERAL INCOME TAX	471	404	372	347

NET INCOME	$ 874	$ 751	$ 693	$ 642

EARNINGS PER COMMON SHARE
Basic	$ 0.15	$ 0.13	$ 0.12	$ 0.11
Diluted	$ 0.15	$ 0.13	$ 0.12	$ 0.11
Weighted average shares outstanding - Basic	5,958,304(1)	5,951,363(2)	5,924,609(3)	5,931,068(4)
Weighted average shares outstanding - Diluted	6,022,936	5,993,987	5,935,785	5,931,068

(1) Weighted average shares outstanding - Basic includes 165,203 vested and ratably earned shares of the 322,800 restricted shares granted and issued under the
     MRP, net of forfeited shares.
(2) Weighted average shares outstanding - Basic includes 149,313 vested and ratably earned shares of the 322,800 restricted shares granted and issued under the
     MRP, net of forfeited shares.
(3) Weighted average shares outstanding - Basic includes 133,430 vested and ratably earned shares of the 324,000 restricted shares granted and issued under the
     MRP, net of forfeited shares.
(4) Weighted average shares outstanding - Basic includes 117,648 vested and ratably earned shares of the 325,500 restricted shares granted and issued under the
     MRP, net of forfeited shares.

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Rainier Pacific Financial Group, Inc. & Subsidiary
 Selected Information and Ratios
(Dollars in Thousands)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Loan portfolio composition:
Real estate:
One- to four-family residential	$ 81,542	$ 85,387	$ 85,878	$ 84,951	$ 84,903
Five or more family residential	163,060	162,741	165,344	162,957	158,997
Commercial	195,854	190,563	180,390	176,647	166,242
Total real estate	440,456	438,691	431,612	424,555	410,142

Real estate construction:
One- to four-family residential	75,508	67,115	57,624	52,791	53,247
Five or more family residential	4,180	4,875	4,927	4,863	4,859
Commercial	-	-	-	2,778	2,795
Total real estate construction	79,688	71,990	62,551	60,432	60,901

Consumer:
Automobile	31,888	33,656	34,374	37,080	39,429
Home equity	42,718	41,571	36,978	34,433	31,948
Credit cards	23,327	21,965	21,566	20,621	22,054
Other	8,179	8,593	8,587	8,768	9,196
Total consumer	106,112	105,785	101,505	100,902	102,627

Commercial/Business	13,122	12,241	12,746	9,806	9,224
Subtotal	639,378	628,707	608,414	595,695	582,894

Less: Allowance for loan losses	(8,283)	(8,414)	(8,410)	(8,487)	(8,597)
Total loans, net	$ 631,095	$ 620,293	$ 600,004	$ 587,208	$ 574,297
Sold loans, serviced for others	$ 110,297	$ 107,100	$ 106,360	$ 107,028	$ 106,723

Non-performing assets:
Loans 90 days or more past due	$ 241	$ 194	$ 98	$ 121	$ 114
Repossessed assets	33	8	-	29	27
Other real estate owned	-	-	-	-	-
Total non-performing assets	$ 274	$ 202	$ 98	$ 150	$ 141

Loans greater than 30 days delinquent	$ 1,776	$ 1,516	$ 1,268	$ 1,251	$ 1,624
Loans greater than 30 days delinquent as a percentage of loans	0.28%	0.24%	0.21%	0.21%	0.28%
Non-performing loans as a percentage of loans	0.04%	0.03%	0.02%	0.02%	0.02%
Non-performing assets as a percentage of assets	0.03%	0.02%	0.01%	0.02%	0.02%
Allowance for loan loss as a percentage of non- performing loans	3,436.93%	4,337.11%	8,581.63%	7,014.05%	7,541.23%
Allowance for loan loss as a percentage of non- performing assets	3,022.99%	4,165.35%	8,581.63%	5,658.00%	6,097.16%
Allowance for loan loss as a percentage of total loans	1.30%	1.34%	1.38%	1.42%	1.47%

Core deposits (all deposits, excluding CDs)	$ 220,352	$ 224,267	$ 205,593	$ 203,278	$ 194,043
Non-core deposits (CDs)	237,073	234,227	243,838	245,981	243,987
Total deposits	$ 457,425	$ 458,494	$ 449,431	$ 449,259	$ 438,030

Loans/Deposits	139.78%	137.12%	135.37%	132.60%	133.07%
Equity/Assets	9.73%	9.63%	9.28%	9.48%	9.73%

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Rainier Pacific Financial Group, Inc. & Subsidiary
 Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Loan growth	1.70%	7.79%	9.69%	15.95%
Deposit growth	(0.23%)	10.87%	4.43%	27.00%
Equity growth (decline)	1.25%	(0.89%)	3.68%	(14.27%)
Asset growth (decline)	0.18%	10.29%	3.66%	15.84%

Loans originated	$ 52,415	$ 70,796	$ 227,284	$ 248,839
Loans sold	$ 7,576	$ 1,152	$ 19,563	$ 34,217
Loans charged-off, net	$ 282	$ 282	$ 914	$ 1,134

Increase (decrease) in non-interest income	27.53%	(34.68%)	21.21%	(8.58%)
Increase (decrease) in non-interest expense	4.13%	(8.89%)	6.70%	(6.44%)
Net charge-offs to average loans	0.18%	0.21%	0.15%	0.22%
Efficiency ratio	82.43%	85.08%	84.78%	84.78%
Return on assets	0.39%	0.32%	0.33%	0.34%
Return on equity	4.01%	3.20%	3.45%	3.04%

Yield on loans	7.19%	6.72%	7.03%	6.66%
Yield on investments	5.30%	4.25%	4.98%	4.01%
Yield on FHLB stock	0.40%	0.00%	0.10%	0.40%
Yield on interest-earning assets	6.63%	5.93%	6.38%	5.82%

Cost of deposits	3.80%	2.65%	3.43%	2.14%
Cost of borrowed funds	4.46%	3.78%	4.22%	3.65%
Cost of interest-bearing liabilities	4.10%	3.17%	3.80%	2.85%
Net interest spread	2.53%	2.76%	2.58%	2.97%

Net interest margin	2.92%	3.06%	2.94%	3.29%

Net interest margin-quarter ended 12/31/2006	2.92%
Net interest margin-quarter ended 09/30/2006	2.96%
Net interest margin-quarter ended 06/30/2006	2.87%
Net interest margin-quarter ended 03/31/2006	3.03%
Net interest margin-quarter ended 12/31/2005	3.06%

As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
Shares outstanding at end of period	6,129,511(1)	6,142,537(2)	6,136,763(3)	6,121,789(4)	6,164,791(5)
Book value per share	$ 14.33	$ 14.12	$ 13.89	$ 13.80	$ 13.74
Tangible book value per share	$ 13.79	$ 13.57	$ 13.34	$ 13.23	$ 13.71

(1) Shares outstanding represent 6,587,670 shares issued (including 157,597 unvested restricted shares granted under the MRP), less 458,159 unallocated shares under the ESOP.
(2) Shares outstanding represent 6,617,670 shares issued (including 173,488 unvested restricted shares granted under the MRP), less 475,133 unallocated shares under the ESOP.
(3) Shares outstanding represent 6,628,870 shares issued (including 190,570 unvested restricted shares granted under the MRP), less 492,107 unallocated shares under the ESOP.
(4) Shares outstanding represent 6,630,870 shares issued (including 207,852 unvested restricted shares granted under the MRP), less 509,081 unallocated shares under the ESOP.
(5) Shares outstanding represent 6,690,847 shares issued (including 224,290 unvested restricted shares granted under the MRP), less 526,056 unallocated shares under the ESOP.

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